Exhibit 99.1

Contacts:	Phil D. Kramer Executive Vice President and CFO 713/646-4560 — 800/564-3036	Roy I. Lamoreaux Manager, Investor Relations 713/646-4222 — 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P.
Reports Strong Second Quarter 2007 Results —
Net Income Increases 31%; EBITDA Increases 76%

(Houston — August 6, 2007) Plains All American Pipeline, L.P. (NYSE: PAA) today reported second-quarter 2007 net income of $104.8 million, or $0.78 per diluted limited partner unit, compared to net income for the second quarter of 2006 of $80.3 million and $0.81 per diluted limited partner unit. These second quarter 2007 results represent an increase of 31% and a decrease of 4%, respectively, compared to second quarter 2006 results. The Partnership’s basic weighted average units outstanding for the second quarter of 2007 totaled 110.5 million (111.2 million diluted) compared to 77.0 million (77.8 million diluted) for the second quarter 2006.

The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of 2007 of $210.2 million, an increase of 76% compared with EBITDA of $119.6 million for the second quarter of 2006. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for a discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“The second quarter’s strong results reflect solid contributions from each of our business segments and underscore the ability of our assets and our business model to generate performance above our baseline guidance in favorable market conditions,” stated Greg L. Armstrong, Chairman and CEO of Plains All American. “Based on these results, our second-half guidance, our recent distribution increase and our other activities, we believe we are well positioned to achieve the goals we set for 2007.”

Reported results include the impact of various items that affect comparability between reporting periods. Adjusted results exclude selected items impacting comparability, as further described in the table below. After excluding such items, the Partnership’s second-quarter 2007 adjusted net income, adjusted EBITDA and adjusted net income per diluted limited partner unit were $120.2 million, $214.8 million and $0.91, respectively. Comparable results for the second quarter 2006 were $88.9 million, $128.2 million and $1.03, respectively.

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The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(In millions, except per unit data)

Selected items impacting comparability
LTIP charge(1)	$(19.5)	$(6.2)	$(37.4)	$(16.8)
Cumulative effect of change in accounting principle — LTIP(2)	—	—	—	6.3
SFAS 133 mark-to-market adjustment(3)	14.9	(2.4)	(2.1)	(3.1)
Deferred income tax expense(4)	(10.8)	—	(10.8)	—

Selected items impacting comparability	(15.4)	(8.6)	(50.3)	(13.6)
Less: GP 2% portion of selected items impacting comparability	0.3	0.2	1.0	0.3

LP 98% portion of selected items impacting comparability	$(15.1)	$(8.4)	$(49.3)	$(13.3)

Impact to basic net income per limited partner unit(5)	$(0.14)	$(0.22)	$(0.45)	$(0.32)

Impact to diluted net income per limited partner unit(5)	$(0.13)	$(0.22)	$(0.45)	$(0.32)

(1)	The Long-Term Incentive Plan (“LTIP”) charge for the three month and six month periods ended June 30, 2007 excludes the portion of the LTIP expense represented by LTIP grants under the 2006 Plan that, pursuant to the terms of the Plan, will be settled in cash only and have no impact on diluted units.

(2)	During the first quarter of 2006, we adopted SFAS No. 123(R) “Share Based Payment,” which requires that the cost resulting from all share-based payment transactions be recognized in the financial statements at fair value. The cumulative adjustment decreased our LTIP life-to-date accrued expense and related liability, and therefore resulted in a non-cash gain of $6.3 million in the first quarter of 2006.

(3)	The SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities”, as amended (“SFAS 133”) charge for three and six month periods ended June 30, 2007, includes a $0.3 million loss related to fair value hedge of debt instrument which does not impact segment profit.

(4)	Includes the initial cumulative effect of the recent change in Canadian tax legislation.

(5)	In periods when the Partnership’s net income exceeds the cash distribution paid during such periods the application of Emerging Issues Task Force Issue No. 03-06, “Participating Securities and the Two Class Method under FASB Statement No 128” (“EITF 03-06”) does not impact the partnership’s aggregate net income or EBITDA, but does reduce the Partnership’s net income per limited partner unit. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by $0.11 for the three months ended June 30, 2006 and $0.15 for the six months ended June 30, 2006. The application of EITF 03-06 had no impact on our results for the three and six months ended June 30, 2007.

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The following tables present certain selected financial information by segment for the second-quarter reporting periods:

	Three Months Ended June 30, 2007			Three Months Ended June 30, 2006
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
	(In millions)			(In millions)

Revenues(1)	$194.2	$54.2	$3,787.5	$130.9	$21.4	$4,797.4
Purchases and related costs(1)	(20.5)	—	(3,627.2)	(18.6)	—	(4,696.4)
Field operating costs (excluding LTIP charge)	(73.2)	(21.3)	(38.4)	(46.8)	(8.9)	(33.1)
LTIP charge — operations	(2.5)	(0.1)	(0.2)	(0.6)	—	—
Segment G&A expenses (excluding LTIP charge)(2)	(11.2)	(4.6)	(12.9)	(9.5)	(4.5)	(7.8)
LTIP charge — general and administrative	(8.3)	(3.1)	(7.6)	(2.5)	(1.0)	(2.1)
Equity earnings in unconsolidated entities	1.2	3.8	—	0.5	1.1	—

Segment profit	$79.7	$28.9	$101.2	$53.4	$8.1	$58.0

SFAS 133 mark-to-market impact(3)	$—	$—	$15.2	$—	$—	$(2.4)

Maintenance capital	$9.2	$2.4	$(0.7)	$3.4	$0.7	$0.3

	Six Months Ended June 30, 2007			Six Months Ended June 30, 2006
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
	(In millions)			(In millions)

Revenues(1)	$372.4	$99.3	$7,897.1	$248.8	$33.3	$13,357.7
Purchases and related costs(1)	(38.0)	—	(7,612.7)	(36.8)	—	(13,157.7)
Field operating costs (excluding LTIP charge)	(139.6)	(40.2)	(76.6)	(93.7)	(14.4)	(64.7)
LTIP charge — operations	(4.6)	(0.1)	(0.3)	(1.7)	—	(0.1)
Segment G&A expenses (excluding LTIP charge)(2)	(23.8)	(9.5)	(25.8)	(19.4)	(7.0)	(17.8)
LTIP charge — general and administrative	(15.7)	(5.2)	(14.5)	(6.5)	(2.2)	(6.3)
Equity earnings in unconsolidated entities	2.1	6.5	—	0.8	0.9	—

Segment profit	$152.8	$50.8	$167.2	$91.5	$10.6	$111.1

SFAS 133 mark-to-market impact(3)	$—	$—	$(1.8)	$—	$—	$(3.1)

Maintenance capital	$12.4	$6.2	$3.1	$6.4	$1.5	$1.2

(1)	Includes intersegment amounts. Effective April 1, 2006, we adopted EITF 04-13, which impacts the comparability of our revenues and purchases. Revenues and purchases for the six months ended June 30, 2006 include buy/sell transactions of $4,761.9 million. Revenues and purchases from such transactions are excluded from the six-month period ended June 30, 2007.

(2)	Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgement by management and will continue to be based on the business activities that exist during each period.

(3)	Amounts related to SFAS 133 are included in revenues and impact segment profit. The SAFS 133 mark-to-market adjustment is primarily based upon crude oil prices at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net gain or loss related to these derivative instruments is

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principally offset by physical positions in future periods. The SFAS 133 amount for the three and six month periods ended June 30, 2007 excludes a $0.3 million loss related to a fair value hedge of a debt instrument, which is included in net income but does not impact segment profit.

Excluding selected items impacting comparability, segment profit from Transportation operations in the second quarter of 2007 was $89.4 million, 58% higher than second quarter 2006 segment results of $56.5 million. Transportation volumes for the second quarter of 2007 were 2.9 million barrels per day versus 2.1 million barrels per day in the second quarter of 2006.

Adjusted segment profit for Facilities operations for the second quarter of 2007 was $31.8 million representing a 249% increase over adjusted Facilities operations segment profit of $9.1 million for the second quarter of 2006, reflecting increased storage capacity and throughput activity due to the Pacific acquisition and the completion of new capital projects.

Marketing operations adjusted segment profit of $92.9 million for the second quarter of 2007 represents an increase of 49% over the second quarter 2006 results of $62.5 million reflecting an expanded asset base and favorable market conditions.

The Partnership realized an approximate $9 million net loss on the sale of assets during the second quarter of 2007, which is reflected as an increase in depreciation expense. As a result of recent Canadian tax legislation that may apply to a portion of PAA’s Canadian activities, the Partnership also recorded a $10.8 million deferred tax provision related to the cumulative effect of this tax which is primarily attributable to prior years.

The Partnership’s basic weighted average units outstanding for the second quarter of 2007 totaled 110.5 million (111.2 million diluted) as compared to 77.0 million (77.8 million diluted) in last year’s second quarter. At June 30, 2007, the Partnership had approximately 116.0 million units outstanding, long-term debt of $2.6 billion and a long-term debt-to-total capitalization percentage of 44%.

On July 19, 2007, the Partnership declared a cash distribution of $0.83 per unit ($3.32 per unit on an annualized basis) on its outstanding limited partner units. The distribution will be payable on August 14, 2007, and represents an increase of 14.5% over the distribution paid in August 2006 and 2.2% over the distribution paid in May 2007. This represents the 13th consecutive increase in quarterly distributions for the Partnership and the 20th increase in the last twenty-six quarters.

The Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the third and fourth quarter and full year 2007. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices and exchange rates, as well as mechanical interruptions, acquisitions and numerous other factors. These types of variations are not

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separately identified in this release, but will be discussed in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations tab.

Conference Call

The Partnership will host a conference call on Tuesday, August 7, 2007 to discuss the following items:

1. The Partnership’s second quarter 2007 performance;

2. Status of major expansion capital projects and recent acquisition activity;

3. Capitalization, liquidity and recent financing activities;

4. Financial and operating guidance for the third quarter and full year 2007; and

5. The Partnership’s outlook for the future.

The call will begin at 10:00 AM (Central). To participate in the call, please dial 877-709-8150 or, for international callers, 201-689-8354, at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.” Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 877-660-6853 or, for international callers, 201-612-7415, and enter account number 232 and replay number 248168. The replay will be available beginning Tuesday, August 7, 2007, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) Monday, August 13, 2007.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas-related petroleum products. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the partnership also develops and operates natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things: the failure to realize the anticipated synergies and other benefits of the merger with Pacific Energy; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; failure to implement or capitalize on planned internal

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growth projects; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate, and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers; fluctuations in refinery capacity in areas supplied by our mainlines, and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transmission throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings and governmental regulations; the effects of competition; continued creditworthiness of, and performance by, our counterparties; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our Long-Term Incentive Plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; general economic, market or business conditions; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

REVENUES(1)	$3,917.8	$4,892.0	$8,147.3	$13,527.1
COSTS AND EXPENSES
Purchases and related costs(1)	3,529.6	4,657.3	7,429.2	13,081.8
Field operating costs	135.7	89.4	261.4	174.6
General and administrative expenses	47.7	27.4	94.5	59.2
Depreciation and amortization	52.1	21.3	92.0	42.9

Total costs and expenses	3,765.1	4,795.4	7,877.1	13,358.5

OPERATING INCOME	152.7	96.6	270.2	168.6
OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	5.0	1.6	8.6	1.7
Interest expense	(41.2)	(18.0)	(82.3)	(33.3)
Interest income and other income (expense), net	0.4	0.1	5.2	0.4

Income before tax	116.9	80.3	201.7	137.4
Current income tax expense	(0.7)	—	(0.8)	—
Deferred income tax expense	(11.4)	—	(11.4)	—

Income before cumulative effect of change in accounting principle	104.8	80.3	189.5	137.4
Cumulative effect of change in accounting principle	—	—	—	6.3

NET INCOME	$104.8	$80.3	$189.5	$143.7

NET INCOME — LIMITED PARTNERS	$86.3	$71.4	$154.4	$128.2

NET INCOME — GENERAL PARTNER	$18.5	$8.9	$35.1	$15.5

BASIC NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.78	$0.82	$1.40	$1.47
Cumulative effect of change in accounting principle	—	—	—	0.08

Basic net income per limited partner unit	$0.78	$0.82	$1.40	$1.55

DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.78	$0.81	$1.39	$1.45
Cumulative effect of change in accounting principle	—	—	—	0.08

Diluted net income per limited partner unit	$0.78	$0.81	$1.39	$1.53

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	110.5	77.0	109.9	75.5

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	111.2	77.8	110.9	76.3

(1)	Revenues and purchases include buy/sell transactions of $4.8 billion in the three months ended March 31, 2006.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA(1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	47	53	48	48
Basin	407	330	374	322
Capline	231	178	233	132
Line 63 / Line 2000	181	N/A	181	N/A
Salt Lake City	64	N/A	63	N/A
North Dakota/Trenton	98	87	96	85
West Texas/New Mexico area systems(2)	395	478	381	460
Manito	74	73	74	69
Refined products	105	N/A	110	N/A
Other	1,170	802	1,131	792

	2,772	2,001	2,691	1,908
Trucking volumes	107	103	108	114

Transportation activities total	2,879	2,104	2,799	2,022

Facilities activities (Average Monthly Volumes):
Crude oil, refined products, and LPG storage (average monthly capacity in millions of barrels)	36.0	19.0	35.6	18.7

Natural gas storage, net to our 50% interest (average monthly capacity in billions of cubic feet)	12.9	12.9	12.9	12.2

LPG processing (thousands of barrels per day)	20.0	18.0	16.9	9.1

Facilities activities total (average monthly capacity in millions of barrels)(3)	38.8	21.7	38.3	21.0

Marketing activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering	707	652	694	637
Refined Products	13	N/A	8	N/A
LPG sales	45	25	89	54
Waterborne foreign crude imported	78	43	72	50

Marketing activities total	843	720	863	741

(1)	Volumes associated with acquisitions represent total volumes transported for the number of days we actually owned the assets divided by the number of days in the period.

(2)	The aggregate of multiple systems in the West Texas/New Mexico area.

(3)	In order to calculate total facilities activities volume add: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by 1,000 to convert to monthly volumes in millions.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(In millions)

	June 30,	December 31,
	2007	2006

ASSETS
Current assets	$3,462.4	$3,157.6
Property and equipment, net	4,086.8	3,842.0
Pipeline linefill in owned assets	248.3	265.5
Inventory in third-party assets	64.1	75.7
Investment in unconsolidated entities	200.1	183.0
Goodwill	1,045.5	1,026.2
Other long-term assets, net	157.0	164.9

Total assets	$9,264.2	$8,714.9

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,115.7	$3,024.7
Long-term debt under credit facilities and other	1.2	3.1
Senior notes, net of unamortized net discount	2,623.1	2,623.2
Other long-term liabilities and deferred credits	124.6	87.1

Total liabilities	5,864.6	5,738.1
Partners’ capital	3,399.6	2,976.8

Total liabilities and partners’ capital	$9,264.2	$8,714.9

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT
(In millions, except per unit data)

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,
	2007	2006	2007	2006

Numerator for basic and diluted earnings per limited partner unit:
Net income	$104.8	$80.3	$189.5	$143.7
Less: General partner’s incentive distribution paid	(16.7)	(7.4)	(32.0)	(12.9)

Subtotal	88.1	72.9	157.5	130.8
Less: General partner 2% ownership	(1.8)	(1.5)	(3.1)	(2.6)

Net income available to limited partners	86.3	71.4	154.4	128.2
Less: Pro forma additional general partner’s distribution(1)	—	(8.2)	—	(11.2)

Net income available for limited partners under EITF 03-06	86.3	63.2	154.4	117.0
Less: Limited partner 98% portion of cumulative effect of change in accounting principle	—	—	—	(6.2)

Limited partner net income before cumulative effect of change in accounting principle	$86.3	$63.2	$154.4	$110.8

Denominator:
Basic weighted average number of limited partner units outstanding	110.5	77.0	109.9	75.5
Effect of dilutive securities:
Weighted average LTIP units	0.7	0.8	1.0	0.8

Diluted weighted average number of limited partner units outstanding	111.2	77.8	110.9	76.3

Basic net income per limited partner unit before cumulative effect of change in accounting principle(1)	$0.78	$0.82	$1.40	$1.47
Cumulative effect of change in accounting principle per limited partner unit(1)	—	—	—	0.08

Basic net income per limited partner unit(1)	$0.78	$0.82	$1.40	$1.55

Diluted net income per limited partner unit before cumulative effect of change in accounting principle(1)	$0.78	$0.81	$1.39	$1.45
Cumulative effect of change in accounting principle per limited partner unit(1)	—	—	—	0.08

Diluted net income per limited partner unit(1)	$0.78	$0.81	$1.39	$1.53

(1)	Reflects pro forma full distribution of earnings under EITF 03-06. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by approximately $0.11 for the three months ended June 30, 2006 and $0.15 for the six months ended June 30, 2006. The application of EITF 03-06 had no impact on our results for the three and six months ended June 30, 2007.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS
(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
EBITDA	$210.2	$119.6	$376.0	$219.9
Depreciation and amortization	(52.1)	(21.3)	(92.0)	(42.9)

Earnings before interest and taxes (“EBIT”)	158.1	98.3	284.0	177.0
Interest expense	(41.2)	(18.0)	(82.3)	(33.3)
Income tax expense	(12.1)	—	(12.2)	—

Net income	$104.8	$80.3	$189.5	$143.7

Cash flow from operating activities reconciliation
EBITDA	$210.2	$119.6	$376.0	$219.9
Interest expense	(41.2)	(18.0)	(82.3)	(33.3)
Net change in assets and liabilities, net of acquisitions	(268.9)	(294.2)	(51.0)	(843.0)
Other items to reconcile to cash flows from operating activities:
Cumulative effect of change in accounting principle	—	—	—	(6.3)
Equity earnings in unconsolidated entities	(4.4)	(1.6)	(7.8)	(1.7)
Inventory valuation adjustment	(0.4)	—	0.6	—
Gain on sale of investment assets	—	—	(3.9)	—
Net (gain) / loss on foreign currency revaluation	(1.8)	0.9	(2.0)	1.8
SFAS 133 mark-to-market adjustment	(14.9)	2.4	2.1	3.1
LTIP charge	21.8	6.2	40.4	16.8
Non-cash amortization of terminated interest rate hedging instruments	0.2	0.4	0.4	0.8

Net cash provided by (used in) operating activities	$(99.4)	$(184.3)	$272.5	$(641.9)

	Three Months Ended		Six Months Ended
	June 30,		June, 30
	2007	2006	2007	2006

Funds flow from operations (“FFO”)
Net income	$104.8	$80.3	$189.5	$143.7
Undistributed equity earnings in unconsolidated entities	(4.4)	(0.9)	(7.8)	(0.6)
Depreciation and amortization	52.1	21.3	92.0	42.9
Deferred income tax expense	11.4	—	11.4	—
Non-cash amortization of terminated interest rate hedging instruments	0.2	0.4	0.4	0.8

FFO	164.1	101.1	285.5	186.8
Maintenance capital expenditures	(10.9)	(4.4)	(21.7)	(9.1)

FFO after maintenance capital expenditures	$153.2	$96.7	$263.8	$177.7

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS (continued)
(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Selected items impacting comparability
LTIP charge(1)	$(19.5)	$(6.2)	$(37.4)	$(16.8)
Cumulative effect of change in accounting principle — LTIP(2)	—	—	—	6.3
SFAS 133 mark-to-market adjustment(3)	14.9	(2.4)	(2.1)	(3.1)
Deferred income tax expense(4)	(10.8)	—	(10.8)	—

Selected items impacting comparability	(15.4)	(8.6)	(50.3)	(13.6)
Less: GP 2% portion of selected items impacting comparability	0.3	0.2	1.0	0.3

LP 98% portion of selected items impacting comparability	$(15.1)	$(8.4)	$(49.3)	$(13.3)

Impact to basic net income per limited partner unit(5)	$(0.14)	$(0.22)	$(0.45)	$(0.32)

Impact to diluted net income per limited partner unit(5)	$(0.13)	$(0.22)	$(0.45)	$(0.32)

(1)	The LTIP charge for the three month and six month periods ended June 30, 2007 excludes the portion of the LTIP expense represented by LTIP grants under the 2006 Plan that, pursuant to the terms of the Plan, will be settled in cash only and have no impact on diluted units.

(2)	During the first quarter of 2006, we adopted SFAS No. 123(R) “Share Based Payment,” which requires that the cost resulting from all share-based payment transactions be recognized in the financial statements at fair value. The cumulative adjustment decreased our LTIP life-to-date accrued expense and related liability, and therefore resulted in a non-cash gain of $6.3 million in the first quarter of 2006.

(3)	For three and six month periods ended June 30, 2007, includes a $0.3 million loss related to a fair value hedge of a debt instrument which does not impact segment profit.

(4)	Includes the initial cumulative effect of the recent change in Canadian tax litigation.

(5)	In periods when the Partnership’s net income exceeds the cash distribution paid during such periods the application of Emerging Issues Task Force Issue No. 03-06, “Participating Securities and the Two Class Method under FASB Statement No 128” (“EITF 03-06”) does not impact the partnership’s aggregate net income or EBITDA, but does reduce the Partnership’s net income per limited partner unit. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by $0.11 for the three months ended June 30, 2006 and $0.15 for the six months ended June 30, 2006. The application of EITF 03-06 had no impact on our results for the three and six months ended June 30, 2007.

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS (continued)
(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net income and earnings per limited partner unit excluding selected items impacting comparability
Net income	$104.8	$80.3	$189.5	$143.7
Selected items impacting comparability	15.4	8.6	50.3	13.6

Adjusted net income	$120.2	$88.9	$239.8	$157.3

Net income available for limited partners under EITF 03-06	$86.3	$63.2	$154.4	$117.0
Limited partners 98% of selected items impacting comparability	15.1	8.4	49.3	13.3
Pro forma additional general partner distribution under EITF 03-06	—	8.2	—	11.2

Adjusted limited partners net income	$101.4	$79.8	$203.7	$141.5

Adjusted basic net income per limited partner unit	$0.92	$1.04	$1.85	$1.87

Adjusted diluted net income per limited partner unit	$0.91	$1.03	$1.84	$1.85

Basic weighted average units outstanding	110.5	77.0	109.9	75.5

Diluted weighted average units outstanding	111.2	77.8	110.9	76.3

– MORE –

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS (continued)
(In millions, except per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
EBITDA excluding selected items impacting comparability
EBITDA	$210.2	$119.6	$376.0	$219.9
Selected items impacting comparability(1)	4.6	8.6	39.5	13.6

Adjusted EBITDA	$214.8	$128.2	$415.5	$233.5

	Three Months Ended			Six Months Ended
	June 30, 2007			June 30, 2007
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing

2007 Segment profit excluding selected items impacting comparability
Reported segment profit	$79.7	$28.9	$101.2	$152.8	$50.8	$167.2
Selected items impacting comparability of segment profit:
LTIP charge	9.7	2.9	6.9	18.9	4.9	13.6
SFAS 133 mark-to-market adjustment(2)	—	—	(15.2)	—	—	1.8

Segment profit excluding selected items impacting comparability	$89.4	$31.8	$92.9	$171.7	$55.7	$182.6

	Three Months Ended			Six Months Ended
	June 30, 2006			June 30, 2006
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing

2006 Segment profit excluding selected items impacting comparability
Reported segment profit	$53.4	$8.1	$58.0	$91.5	$10.6	$111.1
Selected items impacting comparability of segment profit:
LTIP charge	3.1	1.0	2.1	8.2	2.2	6.4
SFAS 133 mark-to-market adjustment	—	—	2.4	—	—	3.1

Segment profit excluding selected items impacting comparability	$56.5	$9.1	$62.5	$99.7	$12.8	$120.6

(1)	Excludes deferred income tax expense as it does not impact EBITDA.

(2)	The SFAS 133 amount for the three and six month periods ended June 30, 2007 excludes a $0.3 million loss related to a fair value hedge of a debt instrument, which is included in interest income and other income (expense), net but does not impact segment profit.

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